FOURTH AMENDMENT AGREEMENT
between
Conrent Invest S.A.acting on behalf of its compartment “Safety 2” as Lender
and
Track Group, Inc. as Borrower

relating tothe facility agreement dated 30 December 2013 as amended and restated on 30 June 2015, on 19 July 2018, on 24 February 2019 and on 10 January 2020
21 December 2020

TABLE OF CONTENTS

Section		Page

1	Recitals, Definitions and Interpretation	3
2	Amendments to the Facility Agreement	3
3	Representations and Warranties	6
4	Conditions Precedent	6
5	Fees	6
6	Waiver	6
7	Further Commitment of the Lender	7
8	Partial Invalidity	7
9	Counterparts	7
10	Notices	7
11	Governing Law	8
12	Jurisdiction and Dispute Resolution	8
13	Service of Process	8
	Schedule 1 Assessment Letter	10

THIS FOURTH AMENDMENT AGREEMENT is dated 21 December and is made

BETWEEN

(1)
Conrent Invest S.A., a public limited liability company (société anonyme), incorporated under the laws of the Grand Duchy of Luxembourg and having its registered office at 8, Rue de Koerich, L-8437 Steinfort, Grand Duchy of Luxembourg, registered with the Luxembourg trade and companies register under number B 170.360 (the “Company”), acting on behalf of its Compartment “Safety2”, (the “Lender”);

AND

(2)
Track Group, Inc. (formerly known as SecureAlert, Inc.), a Delaware corporation, having its registered office at business office at 200 East 5th Avenue, Suite 100, Naperville, Illinois 60563, United States of America (the “Borrower”).

Each of the Finance Party and the Borrower will be individually referred to hereinafter as a “Party” and collectively as the “Parties”.

WHEREAS:

(A)
Pursuant to a facility agreement dated 30 December 2013, Tetra House Pte. Ltd. (the “Original Lender”) made a term loan available to the Borrower for an aggregate amount of USD 25,000,000 (twenty-five million U.S. Dollars) (the “Original Agreement”).

(B)
By a transfer certificate dated 10 January 2014, the Original Lender transferred by novation all its rights and obligations under the Original Agreement to the Lender.

(C)
By a letter dated 10 June 2015, the Borrower requested the Lender, inter alia, (i) to increase the amount of the Facility granted under the Original Agreement from USD 25,000,000 (twenty-five million U.S. Dollars) to USD 30,400,000 (thirty million four hundred thousand U.S. Dollars) and (ii) to extend the maturity of the Original Agreement through 31 July 2018.

(D)
The Lender has issued debt securities to investors (the “Noteholders”) in order to finance the loans provided under the Original Agreement (the “Notes”).

(E)
After having received the written consent from its then existing Noteholders, the Lender agreed to amend the Original Agreement and have such Original Agreement amended and restated.

(F)
As a consequence thereof, the Parties entered into an amended and restated facility agreement effective 30 June 2015 (Original Agreement, as amended and restated, the “Amended and Restated Facility Agreement”). As of the date of the Facility Agreement, and due to the amendments and restatements effective as of 30 June 2015, (i) the aggregate amount of the Facility was USD 30,400,000 (thirty million four hundred thousand U.S. Dollars) and (ii) the maturity of the Facility was 31 July 2018.

(G)
After having received the consent from its then existing Noteholders, the Lender agreed to proceed on several amendments of the Amended and Restated Facility Agreement.

(H)
As a consequence thereof, the Parties entered into (i) an amendment to the Amended and Restated Facility Agreement effective 19 July 2018, (ii) a second amendment to the Amended and Restated Facility Agreement effective 24 February 2019 and (iii) a third amendment to the Amended and Restated Facility Agreement effective 10 January 2020 (Amended and Restated Facility Agreement, as amended, the “Facility Agreement”). As of the date of the Facility Agreement, and due to the amendments and restatements effective as of 30 June 2015, the amendments effective as of 19 July 2018, the amendments effective as of 24 February 2019 and the amendments effective as of 10 January 2020, (i) the aggregate amount of the Facility was USD 30,400,000 (thirty million four hundred thousand U.S. Dollars) and (ii) the maturity of the Facility was 1 July 2021.

(I)
The Borrower was exploring alternatives to refinance the Outstanding Principal Amount, which is maturing on 1 July 2021 under the terms of the Facility Agreement, pursuant to which the Borrower has requested the Lender, inter alia, (i) to extend the maturity date of the Original Agreement through 31 July 2024 and (ii) to amend the fixed interest rate applicable to the Outstanding Principal Amount from 8% (eight percent) to 4% (four percent).

(J)
Following request from the Borrower, the Lender convened its existing Noteholders to Noteholders’ meetings on 25 November 2020 for the purpose of, inter alia, considering and, if thought fit, approving the request for a fifth extension and the subsequent extension of the maturity of the debt securities issued by the Lender to the Noteholders from 1 July 2021 to 1 July 2024 (the “Fifth Extension”) or any alternative restructuring solution that the Lender and the Noteholders present at such meetings may discuss and deem fit (the “Fifth Extension Meetings”).

(K)
The Fifth Extension Meetings approved and authorized, among others, the Fifth Extension, including the capitalization of the accrued interest until a date no later than 1 July 2021, the subsequent equivalent restructuring of the principal amount of the Notes, the extension of the maturity date of the Notes and amendment of the applicable interest rates under the Notes (the “Notes’ Restructuring”). After having received the consent from its then existing Noteholders, and the agreement of the Borrower, the Lender agreed to further amend the Facility Agreement.

(L)
On 25 November 2020, the Borrower paid to the Lender an amount of EUR 75,000.00 (seventy-five thousand euros) and agreed to pay EUR 225,000 (two hundred twenty-five thousand euros), in the amounts, on the dates, and as more specifically set forth in Section 5, below, as part of the agreed upon budget for costs and expenses incurred by the Lender in connection with the Fifth Extension (the “Fifth Extension Budget”).

(M)
As a consequence of the above, the Parties have agreed to enter into this Agreement in order to further amend the Facility Agreement with effect as of the Effective Date (as defined below).

IT IS AGREED AS FOLLOWS:

1.
RECITALS, DEFINITIONS AND INTERPRETATION

1.1
Recitals (A) through (M) are an integral part hereof.

1.2
Definitions

Unless otherwise defined herein or where the context requires otherwise, words or expressions defined in the Facility Agreement shall have the same meanings in this Agreement (including in the preamble and recitals hereto) and this construction shall survive the termination of this Agreement and of the Facility Agreement.

In addition the following definitions will apply:

“Agreement” means this fourth amendment agreement.

“Effective Date” means the date specified in the Assessment Letter (as defined below), to be received by the Borrower upon the earlier of (a) 1 July 2021 and (b) the date when the Notes’ Restructuring becomes effective as indicated in the assessment letter substantially in the form as set out under Schedule 1.

1.3
Interpretation

(a)
Section headings are inserted for convenience of reference only and shall be ignored in the construction of this Agreement.

(b)
Words importing the singular shall include the plural and vice-versa.

(c)
References to a document in this Agreement are references to such document as it may be amended, novated, supplemented, extended or restated from time to time.

(d)
References to a person in this Agreement include its successors, transferees, assignees or novated parties.

2.
AMENDMENTS TO THE FACILITY AGREEMENT

2.1
The Parties hereby agree to extend the Facility until the Maturity Date to enable the Borrower to repay the Outstanding Principal Amount under the Facility, to reduce the applicable Interest Rate as well as to amend the applicable Interest Payment Date. The Fifth Extension does not affect the terms of the Facility Agreement and this Agreement only reflects the understanding of the Parties regarding the specific terms applying to the Fifth Extension.

2.2
With effect as of the Effective Date, the definition of “Interest Rate” under the Facility Agreement shall read as follows:

““Interest Rate” means 4% (four per cent) per annum.”

2.3
With effect as of the Effective Date, the definition of “Interest Payment Date” under the Facility Agreement shall read as follows:

““Interest Payment Date” means each of the following dates: (i) 1 July 2022, (ii) 1 July 2023 and (iii) the Maturity Date.”

2.4
With effect as of the Effective Date, the definition of “Maturity Date” under the Facility Agreement shall read as follows:

““Maturity Date” means the earlier of the following dates: (i) 1 July 2024 and (ii) the date the Outstanding Principal Amount is fully repaid by the Borrower pursuant to Section 3.7 (Change of Control).”

2.5
With effect as of the Effective Date, the definition of “Outstanding Principal Amount” under the Facility Agreement shall read as follows:

““Outstanding Principal Amount” means USD 30,400,000 (thirty million four hundred thousand U.S. Dollars) plus all interest accrued at the previous interest rate of 8% (eight per cent) from the date of the last interest payment made by the Borrower on 31 January 2016 until the date specified in an assessment letter (the “First Interest Accrual Date”) notified by the Lender to the Borrower and countersigned by the Borrower for agreement (the “Assessment Letter”). The Outstanding Principal Amount shall be accordingly calculated by the Lender and notified to the Borrower in accordance with the Assessment Letter, at which such time the Assessment Letter shall be incorporated herein by reference and made a part hereof.”

The Assessment Letter shall be substantially in the form as set out under Schedule 1.

2.6
With effect as to the Effective Date, Section 3.2 (Interest) first paragraph of the Facility Agreement shall be amended to read as follows:

“Interest on the Outstanding Principal Amount shall accrue daily from the date of drawdown of the Term Loan at the Interest Rate and shall be calculated by the Lender on the basis of a year of 360 days for the actual number of days elapsed, with respect to the first interest payment, from the First Interest Accrual Date to the following Interest Payment Date and, with respect to any further interest payment, from an Interest Payment Date to the following Interest Payment Date, and is payable in arrears on each Interest Payment Date to the Bank Account. The Lender shall send to the Borrower the detailed calculation of the payable accrued Interest at least ten (10) Business Days prior to each Interest Payment Date.”

2.7
With effect as of the Effective Date, Section 3.7 “Change of Control” shall be amended to read as follows:

“3.7 Change of Control

If any person acquires at least 51% of the voting rights or the power to direct or cause the direction of the management and policies of the Borrower, whether through the ownership of voting securities, or by contract, or otherwise (any such event being referred to as a “Change of Control”):

(a)
the board of directors of the Borrower shall promptly notify the Lender upon becoming aware of that event;

(b)
the Lender will immediately cancel the Facility and declare the Outstanding Principal Amount, together with any accrued interest immediately due and payable, whereupon the Outstanding Principal Amount, together with the accrued interest, will become immediately due and payable;

(c)
the Borrower undertakes to provide in any contract for a Change of Control that the acquiring person (i) pay or cause the Borrower to pay to the Lender all amounts referred to in Section 3.7(b) above (ii) will agree to terminate the Facility upon payment of all amounts referred to in Section 3.7(b), thereby releasing the parties thereto from any further obligations under this Agreement and (iii) fully cooperate with the Borrower and the Lender with regards to the settlement of the Outstanding Principal Amount, together with accrued interest, under this Agreement. Any such payments shall occur promptly and at the latest within 3 (three) Business Days as from the occurrence of the Change of Control; and

(d)
In this respect, promptly upon receipt of notice of the Change of Control in accordance with Section 3.7(a) above, the Lender will provide the Borrower with a statement of the Outstanding Principal Amount, together with accrued interest, and all other amounts accrued under the Facility and any Finance Documents which remain due to it and the bank account into which the buyer(s) shall direct the payment.

This Section 3.7 does not apply to ETS Limited and ADS Securities LLC (together, the “Controlling Shareholders”), so long as the Controlling Shareholders either alone or collectively, directly or indirectly, own less than 75% of the voting rights of the Borrower.”

2.8
The Parties hereby agree and the Borrower expressly accepts that except for any amendment to the Facility Agreement made pursuant to this Agreement, all terms and conditions of the Facility Agreement will continue in full force and effect in accordance with its provisions on the date of this Agreement.

2.9
Any references in the Facility Agreement to “this Agreement” shall be read and construed as, and refer to, the Facility Agreement as amended by this Agreement.

2.10
The agreement and acceptance to the amendments in the Facility Agreement by the Lender is without prejudice to, and leaves unaffected, the rights of the Lender under the Facility Agreement other than as directly related to this Agreement.

3.
REPRESENTATIONS AND WARRANTIES

3.1
The Borrower hereby represents and warrants to the Lender that on the date of this Agreement that all necessary corporate action has been taken to authorize the entry into, execution and delivery of this Agreement, and the performance of its obligations thereunder.

3.2
The Borrower hereby represents and warrants to the Lender that the representations and warranties under Section 5 (Representations and Warranties) of the Facility Agreement are true and correct in all material respects as if made as of the Effective Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date).

4.
CONDITIONS PRECEDENT

The Fifth Extension and the Waiver (as defined below) are subject to the satisfaction or, at the Lender’s discretion, the waiver (in whole or in part) of the following conditions precedent:

(a)
this Agreement shall have been duly authorized, executed and delivered by the Borrower and shall be in full force and effect; and

(b)
the Borrower shall have delivered to the Lender at the latest on the Effective Date the Borrower’s board of directors’ resolution(s) approving the entry into, execution and performance by the Borrower of its obligations under this Agreement.

5.
FEES

The Borrower shall pay to the Lender EUR 75,000.00 (seventy-five thousand euros) within 5 (five) Business days of 1 January 2021, 1 January 2022, and 1 January 2023, such payments constituting the remainder of the Fifth Extension Budget for all costs and expenses incurred by the Lender in connection with the Fifth Extension. Notwithstanding the foregoing, in the event that the Borrower satisfies its obligations under the Facility Agreement prior to the Maturity Date, including the repayment of the Outstanding Principal Amount and accrued unpaid interest pursuant to Section 3.7 (Change of Control), the Borrower shall not be obligated to make any of the above-referenced payments to the Lender for which the date of such payment is due has not elapsed.

6.
WAIVER

As of the Effective Date, and subject to the fulfilment of the conditions’ precedent set out under Section 4 above, the Lender waives any and all breaches or defaults under the Facility Agreement (the “Waiver”). The Waiver shall prevent the Lender from accelerating the Facility and no Default Interest shall be payable so long as all amounts due to the Lender under the Facility Agreement, as amended, including the Outstanding Principal Amount and Unpaid Interest, are paid on or before the Maturity Date. The Waiver shall not have any force and effect if all amounts then due to the Lender under the Facility Agreement, as amended, are not paid on the Maturity Date. The Waiver shall not affect any of the other Lender’s rights and claims under the Facility Agreement.

7.
FURTHER COMMITMENT OF THE LENDER

In the event that the Borrower is contemplating a transaction that, if consummated, would constitute a Change of Control, then upon notice provided to the Lender by the Borrower, the Borrower shall be able to request the Lender to convene a Noteholders’ meeting at fees, costs and expenses of the Borrower, to decide whether to partially defer payment of the Outstanding Principal Amount and accrued interests. The Lender will use best efforts to promptly convene such Noteholders’ meeting and inform the Borrower of the results thereof.

8.
PARTIAL INVALIDITY

If at any time, any one or more of the provisions hereof is or becomes invalid, illegal or unenforceable in any respect under the law of any relevant jurisdiction, such provision shall as to such jurisdiction, be ineffective to the extent necessary without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof or of such provisions in any other jurisdiction. The invalid or unenforceable provision shall be deemed replaced by such valid, legal or enforceable provision which comes as close as possible to the original intent of the parties to this Agreement and the invalid, illegal or unenforceable provision. The aforesaid shall apply mutatis mutandis to any gap in this Agreement.

9.
COUNTERPARTS

This Agreement may be executed in any number of counterparts and by the different Parties on separate counterparts each of which, when so executed and delivered, shall be an original but all the counterparts shall together constitute one and the same instrument.

10.
NOTICES

10.1
All notices or other communications under or in connection with this Agreement and the Facility Agreement shall be given in writing, by electronic mail or by registered letter.

10.2
All notices from the Lender to the Borrower shall be validly made to the last known address of the Borrower.

10.3
A notice given in accordance with the above but received on a day that is not a Business Day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

10.4
The addresses of each Party for all notices under or in connection with this Agreement and the Facility Agreement are:

In relation to the Lender:

Conrent Invest S.A.
acting on behalf of its compartment “Safety 2”
Address:
8, Rue de Koerich, L-8437 Steinfort, Grand Duchy of Luxembourg
Attention to:Simplex SarL, the Sole director of the Company
E-mail:
bernd.schmitz@simplex.lu

In relation to the Borrower:

Track Group, Inc.
Address:
200 East 5th Avenue, Suite 100, Naperville, Illinois 60563, United States of America
Attention to:Peter Poli, CFO
E-mail:
peter.poli@trackgrp.com

or any other address notified by a Party for this purpose to the other Party by not less than five Business Days’ prior notice.

11.
GOVERNING LAW

Provisions of Section 13 (Governing Law) of the Facility Agreement shall apply mutatis mutandis to this Agreement.

12.
JURISDICTION AND DISPUTE RESOLUTION

Provisions of Section 14 (Jurisdiction and Dispute Resolution) of the Facility Agreement shall apply mutatis mutandis to this Agreement.

13.
SERVICE OF PROCESS

Provisions of Section 15 (Service of Process) of the Facility Agreement shall apply mutatis mutandis to this Agreement.

This Agreement has been entered into in two (2) originals, each Party acknowledging receipt of one, on the date stated at the beginning by:

[Remainder of page intentionally left blank; signature page to follow]

[Signature page of the fourth amendment agreement]

Conrent Invest S.A.
acting on behalf of its Compartment “Safety2”
as Lender
/s/ Heinrich Bernhard By: Simplex S.à r.L. Title: Sole director of the Company Represented by: Mr. Heinrich Bernhard Schmitz Title: Sole manager of Simplex S.à r.L.

Track Group, Inc.
As Borrower
/s/ Peter Poli By: Peter Poli Title: CFO	By: Title:

SCHEDULE 1

Assessment Letter

From:  Conrent Invest S.A.
8, Rue de Koerich
L-8437 Steinfort
Grand Duchy of Luxembourg
(the “Issuer”)

To:  Track Group, Inc.
200 East 5th Avenue
Suite 100, Naperville
Illinois 60563
United States of America
(the “Borrower”)

Date: _____________

RE: Assessment Letter on the Outstanding Principal Amount

Dear Madam,

Dear Sir,

We refer to the fourth amendment agreement dated 21 December 2020 entered into by the Issuer and the Borrower (the “Fourth Amendment Agreement”) relating to the facility agreement dated 30 December 2013 as amended and restated on 30 June 2015 and as amended on 19 July 2018, on 24 February 2019, on 10 January 2020 and on the date of the Fourth Amendment Agreement (the “Facility Agreement”).

We hereby assess that the Outstanding Principal Amount (as defined in the Facility Agreement Agreement) amounts to USD _________________________ (__________________________ U.S. Dollars) as of the ____________________ (the “First Interest Accrual Date”).

This letter may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this letter.

Please confirm your agreement with the above by signing where indicated below and returning to the Issuer.

Yours faithfully

For and on behalf of

Conrent Invest S.A.
acting on behalf of its Compartment “Safety2”
as Issuer
By: Simplex S.à r.L. Title: Sole director of the Company Represented by: Mr. Heinrich Bernhard Schmitz Title: Sole manager of Simplex S.à r.L.

We agree to the terms set out in the above letter.

For and on behalf of

Track Group, Inc.
As Borrower
By: Title:	By: Title: